Exhibit 10.1

AMENDMENT

TO

THE AMENDED AND RESTATED

THE PBSJ CORPORATION 2008 EMPLOYEE

PAYROLL STOCK PURCHASE PLAN

This Amendment to The Amended and Restated The PBSJ Corporation 2008 Employee Payroll Stock Purchase Plan (the “Plan”) is made on this      day of May, 2009, by The PBSJ Corporation, a Florida corporation (the “Company”).

RECITALS

WHEREAS, the Company maintains the Plan to provide an opportunity to its eligible employees to purchase Company stock through payroll deductions; and

WHEREAS, Section 18 of the Plan authorizes the Board of Directors of the Company to amend the Plan; and

WHEREAS, the Board of Directors of the company has authorized and approved the amendments to the Plan contained herein;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of May     , 2009:

1. Paragraph (m) of Section 2 of the Plan is hereby amended in its entirety to read as follows:

“(m) “Fair Market Value” means with respect to a Share, the fair market value of a Share as determined by the most recently completed independent appraisal of the Shares, subject to applicable law and in accordance with Company’s Bylaws, as amended from time to time.”

2. All other terms and conditions of the Plan shall remain the same.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed effective as of the day and year first above written.

COMPANY:

THE PBSJ CORPORATION, a Florida corporation

By: